Waverly, Inc.

                            1995 Annual Form 10-K

                                 Exhibit 23(B)


                     Consent of Independent Accountants
                     ----------------------------------
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-61705 and No. 33-41925) of Waverly, Inc. of our report dated February 22, 1995, related to our audits of the consolidated financial statements and financial statement schedule of Waverly, Inc. and subsidiaries as of December 31, 1994 and for each of the two years in the period then ended, included in this Form 10-K for the year ended December 31, 1995.

PRICE WATERHOUSE  LLP

Baltimore, Maryland
March 27, 1996



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